SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 19, 2009

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26- 1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

4040 Barranca Pkwy, Suite #220, Irvine, CA  92604

(Address of Principal Executive Offices)(Zip Code)

(949) 333-7500

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01- Entry into a Material Definitive Agreement.

On October 19, 2009, DigitalPost Interactive, Inc. ("DigitalPost") entered into a 3-year agreement with The Picture People, Inc. (“Picture People "), one of the largest national photography studio chains in the United States.

Under the terms, DigitalPost agrees to provide, host, and maintain a new digital family media-sharing service based on its TheFamilyPost.com service which Picture People agrees to launch nationwide. The new online service will enable Picture People customers to enjoy their own, personalized family website that can be used to share a lifetime of photos, professional portraits, videos, stories, family tree and more.

DigitalPost agrees to pay Picture People 50% of the ongoing monthly net fees received by DigitalPost for active, paying customer subscriptions during the term of the agreement.

Item 9.01—Financial Statement and Exhibits

99.01	Agreement between DigitalPost Interactive, Inc. and The Picture People, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

```	By: /s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer, President and Sole Director

Date:       October 22, 2009